Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Shift Technologies, Inc., a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), George Arison, Co-Chief Executive Officer of the Company, Toby Russell, Co-Chief Executive Officer of the Company, and Cindy Hanford, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his or her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ George Arison
George Arison
Co-Chief Executive Officer
March 18, 2021

/s/ Toby Russell
Toby Russell
Co-Chief Executive Officer
March 18, 2021

/s/ Cindy Hanford
Cindy Hanford
Chief Financial Officer
March 18, 2021